Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

Kenneth R. Posner	Christopher Curtis
Chief Financial Officer	VP, Corporate Affairs
Rewards Network Inc.	Rewards Network Inc.
(312) 521-6790	(312) 521-6754

Rewards Network Inc. Reports Third Quarter 2005 Results

Chicago, IL October 24, 2005 — Rewards Network Inc., (AMEX: IRN) one of the nation’s leading providers of loyalty and rewards programs to the restaurant industry, today reported its financial results for the third quarter ended September 30, 2005.

Total sales for the quarter amounted to $70.3 million, a 19.0 percent decrease from the prior year’s third quarter sales of $86.8 million. This decrease was caused primarily by a lower restaurant merchant count, and declines in the sales yield, the number of transactions, and the average dining transaction amount.

Total operating revenues for the quarter amounted to $18.4 million, a decrease of 14.7 percent compared with $21.6 million in the third quarter last year. The decline in operating revenues was primarily a result of the lower sales.

Net loss for the three months ended September 30, 2005 was $484 thousand or 2 cents per share compared with net income of $3.0 million or 11 cents per diluted share for the three months ended September 30, 2004.

“We continue to focus on the fundamentals of the business and ensuring their alignment with shareholder value,” said Ronald L. Blake, Rewards Network’s President and CEO. “However, it will take time for our efforts to be reflected in improved financial performance.”

Sales for the nine months ended September 30, 2005 amounted to $218.1 million, representing a decrease of 18.0 percent from sales of $266.0 million during the corresponding period of the prior year. For the nine months ended September 30, 2005, total operating revenues amounted to $54.6 million, a decrease of 22.7 percent compared with $70.6 million in the same period last year.

Net loss for the nine months ended September 30, 2005 was $2.7 million or 10 cents per share compared with net income for the nine months ended September 30, 2004 of $10.7 million or 40 cents per diluted share.

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Rewards Network

Third Quarter 2005 Results

Webcast Information

Management will host a conference call at 5:00 pm Eastern Time on Monday, October 24, 2005. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at www.rewardsnetwork.com and clicking on the Live Webcast icon. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be available on the Company’s website for 30 days. Alternatively, a dial-in replay is available through November 8, 2005, by dialing 1-800-642-1687 or 1-706-645-9291, using the conference ID number, 1339922.

About Rewards Network

Rewards Network (AMEX: IRN), headquartered in Chicago, Illinois, is a leading provider of loyalty and rewards programs to the restaurant industry. Incentives are offered through the Rewards Network branded program, airline frequent flyer dining programs, club memberships and other affinity organizations. As of September 30, 2005, Rewards Network had 3.5 million active member accounts and 10,259 restaurants in its programs. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling Rewards Network at 1-877-491-3463.

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (ii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iii) our inability to attract and retain merchants and members, (iv) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (v) changes to card association rules and practices, (vi) our dependence upon our relationships with transaction processors, presenters and aggregators, (vii) network interruptions or processing errors, (viii) our susceptibility to a changing regulatory environment, (ix) increased operating costs due to privacy concerns of our marketing partners, payment card processors and the public, (x) the failure of our security measures, (xi) our susceptibility to restaurant credit risk, (xii) economic changes, (xiii) an adverse change in our loss experience related to Marketing Credits, (xiv) adverse consequences of changes in our programs that affect the rate of rewards received by members, (xv) our inability to generate sufficient profit margin on expanded restaurant product offerings, (xvi) the loss of key personnel, (xvii) adverse determination of lawsuits in which we are a defendant that may result in liability and/or adversely impact the way in which we conduct business, (xviii) increasing competition, (xix) our inability to obtain sufficient cash, and (xx) the failure of our expansion into Canada. A more detailed description of these factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

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Rewards Network

Third Quarter 2005 Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except earnings per share)

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Sales
Marketing Credits Program	$65,533	$80,000	$202,477	$244,437
Marketing Services Program	4,784	6,818	15,645	21,610

Total sales	70,317	$86,818	218,122	266,047

Cost of sales	36,709	42,291	111,572	128,254
Provision for losses	7,024	6,788	19,782	14,576
Member rewards and savings	8,831	16,988	34,382	55,334

Net revenues	17,753	20,751	52,386	67,883

Membership fees and other income	680	871	2,180	2,743

Total operating revenues	18,433	21,622	54,566	70,626

Operating expenses:
Salaries & benefits	4,610	3,347	14,149	13,915
Sales commission & expenses	5,948	5,011	16,144	15,572
Professional fees	1,880	1,179	5,640	2,939
Member & Merchant Marketing	1,699	1,495	4,470	4,788
Goodwill impairment	—	—	1,554	—
General and administrative	4,064	4,952	14,855	13,260

Total operating expenses	18,201	15,984	56,812	50,474

Operating income (loss)	232	5,638	(2,246)	20,152
Other expenses, net:	895	621	2,176	2,103

Income (loss) before taxes	(663)	5,017	(4,422)	18,049
Income tax provision (benefit)	(179)	2,028	(1,710)	7,310

Net income (loss)	(484)	2,989	(2,712)	10,739

Net income (loss) per share
Basic	$(0.02)	$0.12	$(0.10)	$0.44
Diluted	$(0.02)	$0.11	$(0.10)	$0.40
Weighted average number of common and common equivalent shares
Basic	26,292	24,909	26,058	24,626
Diluted	26,292	29,636	26,058	29,725

Rewards Network

Third Quarter 2005 Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except restaurant and average transaction data)

(UNAUDITED)

	September 30, 2005	December 31, 2004
Cash and cash equivalents	14,255	8,728
Short-term securities available for sale	—	6,718
Marketing credits	161,976	170,890
Allowance for marketing credits loss	(25,710)	(26,943)
Long-term securities available for sale	331	331
Excess of cost over net assets acquired	8,117	9,671
Total assets	189,656	200,671
Outstanding debt	70,000	70,000
Stockholders’ equity	91,608	92,368

	Nine months ended September 30,
	2005	2004
Net cash provided by (used in):
Operations	(1,073)	(12,827)
Investing	5,446	2,936
Financing	1,050	2,130

	As of September 30,
	2005	2004
Other information:
Accounts active last 12-months	3,493	3,658

Restaurants in the program
Marketing credits	8,464	9,058
Marketing services	1,795	1,553

Total restaurants	10,259	10,611

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Number of transactions during the period	2,584	2,824	7,649	8,426
Average transaction amount	$46.20	$48.12	$47.40	$48.89
Qualified transaction dollars	$119,395	$135,857	$362,574	$411,963
Sales yield	58.9%	63.9%	60.2%	64.6%